                                                                           News Release

For Immediate Release

Eurand Issued U.S. Patent for
ZENPEP® (pancrelipase) Delayed-Release Capsules

PHILADELPHIA, Pa., Feb. 16, 2010 – Eurand N.V. (NASDAQ: EURX), a global specialty pharmaceutical company, announced today the grant of U.S. Patent No. 7,658,918, entitled “STABLE DIGESTIVE ENZYME COMPOSITIONS”, by the United States Patent and Trademark Office (USPTO).  The patent will provide Eurand with coverage until at least February 20, 2028 on ZENPEP® (pancrelipase) Delayed-Release Capsules.

In 2009, the U.S. Food and Drug Administration (FDA) granted ZENPEP five years of marketing exclusivity as a New Chemical Entity.

About Eurand

Eurand is a specialty pharmaceutical company that develops, manufactures and commercializes enhanced pharmaceutical and biopharmaceutical products based on its proprietary pharmaceutical technologies.  Eurand has had six products approved by the FDA since 2001 and has a pipeline of product candidates in development for itself and its collaboration partners. Its technology platforms include bioavailability enhancement of poorly soluble drugs, custom release profiles and taste-masking orally disintegrating tablet (ODT) formulations.

Eurand is a global company with facilities in the U.S. and Europe.  For more information, visit Eurand’s website at www.eurand.com.

Forward-Looking Statement

This release and oral statements made with respect to information contained in this release constitute forward-looking statements.  Such forward-looking statements include those which express plan, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.  The words “expects”, “potentially”, “anticipates”, “could”, “calls for” and similar expressions also identify forward-looking statements. These statements are based upon management's current expectations and are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. Factors that could affect actual results include risks associated with our ability to market, commercialize and achieve market acceptance for ZENPEP. A non-exclusive list of important factors that may affect future results may be found in Eurand’s filings with the Securities and Exchange Commission, including its recently filed Form F-3, annual report on Form 20-F and periodic reports on Form 6-K. Investors should evaluate any statement in light of these important factors. Forward-looking statements contained in this press release are made as of this date, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.  Actual events could differ materially from those anticipated in the forward-looking statements.

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Contacts:

Bill Newbould                                                                                     Nick Laudico/Sara Pellegrino
Vice President, Investor Relations                                                  The Ruth Group
Eurand N.V.                                                                                         +1 646-536-7030/7002
+1 267-759-9335                                                                                   nlaudico@theruthgroup.com
bill.newbould@eurand.com                                                              spellegrino@theruthgroup.com